Exhibit 99

Media Contacts:	Investor Contacts:
Susan Busch, Senior Director, Public Relations	Bill Seymour, Vice President, Investor Relations
(612) 291-6114 or susan.busch@bestbuy.com	(612) 291-6122 or bill.seymour@bestbuy.com

Lisa Hawks, Director, Public Relations	Mollie O’Brien, Director, Investor Relations
(612) 291-6150 or lisa.hawks@bestbuy.com	(612) 291-7735 or mollie.obrien@bestbuy.com

Adam Hauser, Director, Investor Relations
(612) 291-4446 or adam.hauser@bestbuy.com

BEST BUY INVESTOR AND

ANALYST DAY HIGHLIGHTS

STRATEGY AND KEY INITIATIVES

•                  Growth further defined via multi-channel retail strategy, Best Buy Mobile and Five Star expansion

•                  Choice, connections, content, services key elements of strategy

•                  Best Buy well-positioned to deliver the Connected World for customers

MINNEAPOLIS — April 14, 2011 — At its 2011 Investor and Analyst Day, Best Buy Co., Inc. (NYSE) CEO  Brian J. Dunn and senior executives provided an in-depth view of the company’s strategies for generating growth and delivering shareholder value.

“Technology is connecting the world, and we believe it’s changing the world for the better,” said Dunn. “We recognize that people need help in navigating our increasingly connected world.  And Best Buy has an unparalleled range of ways we can assist — online, through our stores, over the phone or in their homes. This multi-faceted approach allows us to serve customers whenever and wherever they want, which also positions us to improve returns and deliver value for shareholders.”

The company reiterated its fiscal 2012 guidance as announced on March 24, 2011.

Strategic priorities focus on growth opportunities, operations, improved international returns

In introductory remarks, Dunn said Best Buy’s strategic priorities aim to capture new growth opportunities in key categories and channels; fund growth efforts through structural opportunities; and maximize international returns, allocating additional capital only to those businesses that generate demonstrable returns.

Dunn revealed a Best Buy portfolio strategy that will maximize the company’s multi-channel, multi-category business, including a strategically diversified collection of physical properties that range from small Best Buy Express kiosks and Best Buy Mobile standalone locations, to Best Buy “big box” stores at 20,000-45,000 square feet. Dunn noted that Best Buy generates among the highest sales per square footage of any large format retailer in the U.S.

Outlining the company’s performance in hardware, accessories, connections, content and services, Dunn reiterated that the majority of the company’s margin is generated by supporting products and services that are desired by customers and sold in concert with a primary hardware purchase.  The growing complexity of the consumer technology purchase decision makes a knowledgeable sales force essential, he said.

Dunn noted that the company began taking steps more than a year ago to re-engineer its business model, and continues to identify multiple ways to decrease costs in four key areas: store portfolio, total workforce, product acquisition and flow, and procurement.  Savings in these areas are planned to be re-directed to investment in high-growth opportunities and fueling a more competitive price position.

Opportunities exist for growth online and in key low-share businesses

Shari Ballard, president, Americas and enterprise executive vice president, described efforts to drive returns in its U.S. stores through specific actions to improve store productivity while adding points of presence. She noted that overall U.S. traffic is growing, driven primarily by the company’s web properties, and that 99 percent of U.S. current brick-and-mortar stores are profitable.

Ballard outlined efforts to strengthen pricing and assortment across channels to drive higher conversion and overall price impression for the brand. She reported that the company expects to double the $2 billion in revenue for Best Buy’s U.S. online business in three to five years. The company also noted that it is strongly advocating for e-fairness to address the unfair online pricing advantage.

Ballard also noted that the company anticipates a 10 percent reduction in U.S. “big box” store square footage over the next three to five years, resulting in expected annual savings of $70 million to $80 million, when fully realized.

Mike Vitelli, president, Americas and enterprise executive vice president, affirmed that Best Buy continues to hold industry leading market share in the television, computing and digital imaging categories, observing that an estimated one out of every three televisions sold in the U.S. is purchased through Best Buy channels. Vitelli also revealed the company’s plans to pursue additional growth opportunities in four key consumer technology products: mobile phones, tablets, gaming and appliances.  He noted that Best Buy plans to address each of these opportunities by capitalizing on its success in delivering store experiences that enable customers to touch, try, compare and “walk out working.”

Both Ballard and Vitelli noted the potential of the small format store as evidenced by the expansion of Best Buy Mobile standalone stores.  The company expects to add 150 Best Buy Mobile stores in fiscal 2012 and believes that the company could have an estimated 600 to 800 stores within five years.

International: Significant runway for China’s Five Star stores

Dave Deno, CFO of Best Buy International, reviewed the performance of Best Buy’s operations outside of the United States. Best Buy’s international strategy is focused on four key geographic areas (Canada, China, Europe and Mexico), where the company has sufficient size, scale and economics to succeed.  Deno described the real estate growth strategy for Five Star, Best Buy’s brand in China, and said that Five Star intends to open between 400 and 500 stores in the next five years and that there is potential for Five Star to grow to 1,000 stores.  Deno also reiterated that Five Star’s gross profit rate expansion and SG&A growth are commensurate with growth plans.

Financial strength and discipline

According to Jim Muehlbauer, Best Buy’s executive vice president of finance and CFO, the company continues its disciplined and balanced capital allocation strategy underpinned by investing in areas that provide the greatest ROIC, driving free cash flow and returning cash back to shareholders Muehlbauer confirmed the current share repurchase activity and a goal of fully utilizing its existing share repurchase authorization of $1.3 billion in fiscal 2012, subject to market conditions and other factors.

A webcast replay of the Investor and Analyst Day presentations and the accompanying slides will be available at www.bby.com under “Investor Relations.” For further information, please see the Form 8-K filed this morning by the company and the accompanying news release available at www.bby.com under “Investor Relations” and at www.sec.gov.

Forward-Looking and Cautionary Statements:

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management’s current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “plan,” “outlook,” and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, changes in consumer preferences, credit market constraints, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of competitors, profit margins, weather, changes in law or regulations, foreign currency fluctuation, availability of suitable real estate locations, the company’s ability to react to a disaster recovery situation, the impact of labor markets and new product introductions on overall profitability, failure to achieve anticipated benefits of announced transactions and integration challenges relating to new ventures.  A further list and description of these risks, uncertainties and other matters can be found in the company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, Best Buy’s Annual Report on Form 10-K filed with the SEC on April 28, 2010. Best Buy cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statement that it may make.

About Best Buy Co., Inc.

With operations in the United States, Canada, Europe, China and Mexico, Best Buy is a multinational retailer of technology and entertainment products and services with a commitment to growth and innovation. The Best Buy family of brands and partnerships collectively generates more than $50 billion in annual revenue and includes brands such as Best Buy, Audiovisions, Best Buy Mobile, The Carphone Warehouse, Five Star, Future Shop, Geek Squad, Magnolia Audio Video, Napster, Pacific Sales, and The Phone House. Approximately 180,000 employees apply their talents to help bring the benefits of these brands to life for customers through retail locations, multiple call centers and Web sites, in-home solutions, product delivery and activities in our communities. Community partnership is central to the way Best Buy does business. In fiscal 2011, the company donated approximately $25 million to improve the vitality of the communities where its employees and customers live and work. For more information about Best Buy, visit www.bby.com.